Exhibit 10.1

FIRST AMENDED REDEMPTION AGREEMENT

THIS FIRST AMENDED REDEMPTION AGREEMENT (the “First Amended Agreement”) is effective as of December 18, 2011 (the “Effective Date”) by and between (i) CoConnect, Inc., a Nevada corporation (the “Company”) and BCGU, LLC, a limited liability company (“BCGU”).  The Company and BCGU may be individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, on October 26, 2011, the parties hereto executed a Redemption Agreement (the (“Redemption Agreement” attached hereto as Exhibit A; any capitalized terms used herein and not defined shall have the meaning prescribed in the Redemption Agreement) which described the circumstances and terms under which the Company could purchase BCGU’s Series B Shares.

WHEREAS, BCGU desires the Company to be successful and move forward with their future business plans and understands the interest in the Company retiring the Series B Shares.

NOW, THEREFORE, in consideration of the mutual covenants contained in this First Amended Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

AGREEMENT

Section 1 of the Redemption Agreement shall be replaced with the following language:

1.

Redemption of Shares.   BCGU hereby agrees to allow the Company to purchase and redeem the Series B Shares under the following conditions: (i) the Company is able to complete the Funding described in the Recitals to the Redemption Agreement wherein it is able to raise at least Seven Million Dollars ($7,000,000) through the sale of Company common stock, par value $0.001 (the “Common Stock”) at a sales price per share price of no less than $2.00 or shares of any series of Company preferred stock, par value $0.001 (the “Preferred Stock”) convertible into common stock at a conversion price per share price of no less than $2.00, and such Funding is completed in its entirety on or before September 30, 2012 (the “Termination Date”); or (ii) (A) all shares of Common Stock owned by BCGU are registered for sale by or before July 31, 2012, and (B) the three month rolling weekly average bid price of the Common Stock has been at or above $1.00 per share for six consecutive quarters subsequent to March 31, 2012. In the event the Company is unable to complete the Funding in its entirety on or before the Termination Date, this Agreement may be unilaterally terminated by BCGU, and BCGU shall have no further obligations, except as provided for in Section 2 herein.

Section 2 of the Redemption Agreement shall be replaced with the following language:

2.

Consideration.   As consideration for the potential purchase and redemption of the Series B Shares, in the event either of the conditions provided for above in Section 1 are met and BCGU retires the Series B Shares, the Company shall pay BCGU a one-time cash payment of $100.00; provided however, in the event the Company is able to raise at least Seven Million Dollars ($7,000,000) through the sale of shares of Common Stock at a sales price per share price of less than $2.00 and greater than $1.00 or Preferred Stock convertible into Common Stock at a conversion price per share price of less than $2.00 and greater than $1.00, as a purchase and redemption price, the Company shall pay BCGU a one-time cash payment equal to either: (i) [ 1 – (Per Share Sales Price / 2.00) ] x $450,0001; or (ii) if the Company has not met either condition provided for above in Section 1(i) or 1(ii), the Company shall pay BCGU a one-time cash payment equal to $450,000 – [the gross proceeds that BCGU, together with its affiliates and associates, has received from the sale of their Currently Held Common Stock2]; provided, however, in the event the gross proceeds that BCGU receives from the sale of their Currently Held Common Stock exceeds $450,000, no payment shall be due back to the Company by BCGU whatsoever.  In sum, before BCGU tenders control of its Series B Shares, BCGU is to yield, from the redemption of the Series B Shares and/or from the sale of its registered Common Stock holdings, at least $450,000.

All other Sections of and language in the Redemption Agreement shall remain the same.

_______________________________

1For example, if the Company were to raise $7,000,000 through the sale of shares of Common Stock at a per share price of $1.50, the Company would be able to redeem the Series B Shares for a one-time cash payment of $112,500 calculated as [1 – (1.50 / 2.00)] x $450,000.

2“Currently Held Common Stock” shall be defined as the 1,721,844 shares of Common Stock BCGU and/or its affiliates currently own as of the Effective Date of this Agreement.

***SIGNATURE PAGE FOLLOWS***

SIGNATURE PAGE

IN WITNESS WHEREOF the Parties have executed this Redemption Agreement effective as of the day and year first above written.

COMPANY CoConnect, Inc.	BCGU BCGU, LLC
___________________________________	___________________________________
By: Robert K. Bench	By:
Its: President	Its:

A FACSIMILE COPY OF THIS AGREEMENT SHALL HAVE THE SAME LEGAL EFFECT AS AN ORIGINAL OF THE SAME.

________BCGU

_______Company

EXHIBIT A

Redemption Agreement

________BCGU

_______Company